WeWork Announces Substantial Progress
in Real Estate and Financial Restructuring

Targets Emergence from Chapter 11 in the U.S. and Canada by May 31

New York, NY - April 2, 2024 - WeWork announced today it has determined a final path forward at 90% of the locations in its global real estate portfolio through amended leases, new management agreements, or via the lease rejection process. This represents a significant milestone in WeWork’s global restructuring.

Following a thorough evaluation of the short- and long-term economic viability of over 500 WeWork wholly-owned locations, in September 2023 the Company kicked off a comprehensive process of global engagement with its landlords. Since then, the Company has been working diligently to reach new lease terms more aligned with current real estate market conditions. As a result of this dramatic reduction in future rent expenses and further improved operating efficiency, WeWork is on track to deliver strong and sustainable financial performance following the completion of its restructuring.

Key achievements to date include:

•Agreements in principle to amend approximately 150 leases, with many contracts complete and others in various stages of execution;
•Approximately 150 locations where existing lease terms support WeWork's current go-forward business plan, to be assumed as part of the Chapter 11 process or to remain in effect internationally;
•Approximately 150 lease rejections or negotiated building exits completed or in progress;
•Over $8 billion, or over 40%, reduction in total future rent commitments*; and
•Agreement with holders representing 92% of its secured notes to eliminate over $3 billion in prepetition secured debt obligations.

“We are well on our way to building a strong and sustainable WeWork,” said David Tolley, Chief Executive Officer. “The size, scope, and complexity of our real estate restructuring is unprecedented in our industry, and we’ve made remarkable progress to date optimizing our building footprint. We remain committed to emerging from our global real estate and financial restructuring later this quarter, and expect to do so with little to no debt and as a continuing leader in our industry, operating over 20 million square feet of real estate in over 20 countries around the world.”

Peter Greenspan, Global Head of Real Estate, added, “We are extraordinarily grateful to the many landlords who have collaboratively worked with us to reach agreements. We want to build the future of WeWork with our landlords as partners and since we embarked on this process, our goal has been to find a positive future in as many of our buildings as possible. While there is still more work to be done, and some hard decisions remain, the majority of this project is now behind us.”

About WeWork
WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since then, we’ve become a leading global flexible space provider committed to delivering technology-driven turnkey solutions, flexible spaces, and community experiences. For more information about WeWork, please visit us at wework.com.

*Estimated based on a combination of executed agreements, exits and agreements in principle across wholly-owned portfolio.

Forward Looking Statements
Certain statements made herein may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “pipeline,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Although WeWork believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, risks and uncertainties regarding WeWork’s ability to successfully consummate and complete a plan of reorganization under Chapter 11; WeWork’s ability to continue operating in the ordinary course while the Chapter 11 Cases are pending; potential adverse effects of the Chapter 11 Cases on WeWork’s business, financial condition, liquidity and results of operations; WeWork’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to WeWork’s recapitalization process or other pleadings filed with the Bankruptcy Court that could protract the Chapter 11 Cases; employee attrition and WeWork’s ability to retain senior management and other key personnel due to the distractions and uncertainties caused by the Chapter 11 Cases; WeWork’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through a financial and operational restructuring ; WeWork’s ability to comply with the restrictions imposed by the terms and conditions of the potential financing arrangements; WeWork’s ability to find solutions with landlords to effectively and timely rationalize its real estate footprint; WeWork’s ability to effectively implement its strategic plan; WeWork’s liquidity needs to operate its business and execute its strategy, and related use of cash; and other risks and uncertainties disclosed in “Item 1.A Risk Factors” in Exhibit 99.1 to the Current Report on Form 8-K filed on November 21, 2023 and WeWork’s annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. WeWork discusses these and other risks and uncertainties in its annual and quarterly periodic reports and other documents filed with the U.S. Securities and Exchange Commission. WeWork undertakes no duty or obligation to update or revise these forward-

looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.